UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2005

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2005, The Houston Exploration Company ("Houston Exploration") entered into an employment agreement with Jeffrey B. Sherrick, in connection with Mr. Sherrick’s appointment as Senior Vice President of Corporate Development. Mr. Sherrick, 50, will be responsible Houston Exploration's merger, acquisition and disposition activity, reservoir engineering and the assessment of new prospects. A copy of Houston Exploration’s press release announcing the appointment of Jeffrey B. Sherrick is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Immediately prior to joining Houston Exploration, Mr. Sherrick was self-employed working in the energy industry. From February 2004 to December 2004, Mr. Sherrick worked for El Paso Production Company, a wholly-owned subsidiary of El Paso Corporation, an integrated energy merchant, as Senior Vice President, Production and Non-Regulated Services. El Paso Production Company explores for, acquires, develops, and produces natural gas and oil, principally in the United States and Brazil. From August 2003 until joining El Paso Production Company in February 2004, Mr. Sherrick was self-employed. From March 2003 to August 2003, Mr. Sherrick was President and Chief Executive Officer of EVP Oil & Gas (formerly Energy Virtual Partners), a privately held company providing asset management services to major oil and gas producers. From January 2003 until joining EVP Oil and Gas in March 2003, Mr. Sherrick was self-employed. From August 1999 to December 2002, Mr. Sherrick was Chairman and Chief Executive Officer of Enron Global Exploration Production, Inc., a wholly-owned subsidiary of Enron Corp., an integrated provider of products and services related to natural gas, electricity and communications. Enron Global Exploration Production was engaged in the international exploration and development of natural gas and oil. From 1997 until August 1999 and just prior to the spin off by Enron Corp. of its North American exploration and production assets into a separate, publicly traded entity, EOG Resources, Inc., (formerly Enron Oil & Gas Company) Mr. Sherrick was President and Chief Operating Officer of Enron Oil & Gas International, Inc., a wholly-owned subsidiary of Enron Oil & Gas Company. From 1989 to 1996, Mr. Sherrick held various management positions with Enron Oil & Gas Company. Mr. Sherrick began his career with Tenneco Oil Company in 1977 where he worked in various engineering and management positions until joining Enron in 1989. Mr. Sherrick received a B.S. in Petroleum Engineering from Marietta College in Marietta, Ohio.

Under the employment agreement, Mr. Sherrick will initially receive an annual base salary of $275,000 (subject to review each year by our Compensation and Management Development Committee) and will be entitled to an annual incentive bonus equal to 55% of base salary. Payment of the bonus is based on achievement of performance goals established each year by our Compensation and Management Development Committee. Mr. Sherrick is eligible to participate in our stock compensation and deferred compensation plans and pursuant to his employment, received an initial grant of 7,500 shares of restricted stock and 20,000 stock options. The restricted stock will vest over a period of five years and the options will vest annually in one-fifth increments. The employment agreement provides for an automobile allowance of $700 per month and reimbursement of certain business expenses. The initial term of the agreement is three years, with automatic one-year extensions thereafter unless Houston Exploration or Mr. Sherrick provides notice of termination at least 90 days prior to the end of the applicable term.

The agreement provides that if we terminate Mr. Sherrick without "cause" (as defined in the employment agreement), or if he terminates his employment with us for "good reason" (as defined in the agreement, which includes the occurrence of certain events following a change in control), we are obligated to pay him a lump-sum severance payment equal to 2.99 times his then current annual rate of total compensation, and to continue certain medical benefits. "Total compensation" is defined in the agreements to include salary, targeted bonus (calculated as though the applicable performance goals had been met) and car allowance. Based on Mr. Sherrick’s initial compensation level, if this occurred, he would receive approximately $1.0 million. The agreement further provides that if any payments made to Mr. Sherrick, whether or not under the agreement, would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code, we will make him "whole" on a net after-tax basis.

We may terminate the employment agreement for cause or upon the death or disability of Mr. Sherrick without financial obligation (other than payment of any accrued obligations). Mr. Sherrick may terminate his employment agreement at any time for any reason upon at least 30 days’ prior written notice. In the event Mr. Sherrick is terminated by us without cause or upon death or disability, or he terminates his employment with us for good reason, any unvested shares of restricted stock, unvested options or similar deferred compensation automatically will vest and any other conditions to such awards shall be deemed satisfied.

This brief description of the material terms of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.2, which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The information included under Item 1.01 "Entry into a Material Definitive Agreement" of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated April 13, 2005 announcing the appointment of Jeffrey B. Sherrick, to Senior Vice President of Corporate Development.

99.2 Employment Agreement effective April 13, 2005, between Jeffrey B. Sherrick and The Houston Exploration Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

April 13, 2005	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 13, 2005 announcing the appointment of Jeffrey B. Sherrick, to Senior Vice President of Corporate Development.
99.2	Employment Agreement effective April 13, 2005, between Jeffrey B. Sherrick and The Houston Exploration Company.